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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63823) of Leap Wireless International, Inc. of our report dated February 25, 1999 except as to Note 14 b) which is as of March 16, 1999, relating to the financial statements of Chilesat Telefonia Personal S.A., which appears in this Current Report on Form 8-K/A (Amendment No. 1) of Leap Wireless International, Inc. dated July 6, 1999.


PRICE WATERHOUSE

Santiago, Chile
July 6, 1999